Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Program; the Registration Statement (Form S-8 No. 333-34191) pertaining to the Vencor, Inc. 1987 Stock Plan for Non-Employee Directors; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan; the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors; the Registration Statement (Form S-3 No. 333-141605) pertaining to the common stock of Ventas, Inc.; the Registration Statement (Form S-3 No. 333-155770) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; and the Registration Statement (Form S-3 No. 333-158424) pertaining to preferred stock, depository shares, common stock, warrants and debt securities of Ventas, Inc., of our report dated February 26, 2009 (except for Notes 2 and 9, as to which the date is May 4, 2009, and except for Notes 6, 14, 19, and 20, as to which the date is August 5, 2009) with respect to the consolidated financial statements and schedule of Ventas, Inc. and our report dated February 26, 2009 with respect to the effectiveness of internal control over financial reporting of Ventas, Inc. included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Chicago, Illinois

August 5, 2009